UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2019

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38341	52-2126573
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Avenue, Anchorage, Alaska	99503-6091
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	907 - 297 – 3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	ALSK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2019, the Board of Directors of Alaska Communications Systems Group, Inc. (the “Board of Directors” and the “Company”) approved the appointment of Diedre L. Williams (age 46) to the position of Senior Vice President, Operations and People Matters of the Company effective September 22, 2019. In this role, Ms. Williams will be responsible for leadership of the Company’s product and service delivery, customer service, engineering and human resources. Ms. Williams has served as the Company’s Vice President of Human Resources since August 2015 and served as the Director of Human Resources Operations beginning in September 2011.

The Company entered into a new employment agreement with Ms. Williams (the “Agreement”). Any prior agreements or understandings with respect to Ms. Williams’ employment by the Company were cancelled as of the effective date of the Agreement. However, all restricted stock units, performance stock units and long-term incentive awards granted to Ms. Williams prior to the effective date of the Agreement shall continue in effect in accordance with their respective terms and shall not be modified, amended or cancelled by the Agreement.

The following summary of the Agreement is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Term. The appointment is effective September 22, 2019. The agreement can be terminated by either party at any time for any reason, with or without cause.

Compensation. Ms. Williams’ initial annual base salary will be $235,000. In addition to her base salary, Ms. Williams will be eligible for an annual cash incentive of 60% of her base salary, or $141,000. Payment of the annual cash incentive is subject to achievement of Company and individual performance targets and approval by the Company’s Board of Directors. Ms. Williams will also be eligible for an annual long-term incentive compensation award of 80% of her base salary, comprised of retention and performance cash and/or equity compensation. All such awards are contingent upon approval by the Company’s Board of Directors. Annual base salary, annual cash incentive and long-term incentive compensation are all prorated based on actual time in the position.

Termination Benefits. Ms. Williams will continue to be covered by the Company’s officer severance policy.

There are no arrangements or understandings between Ms. Williams and any other persons in connection with her appointment. There are no family relationships between Ms. Williams and any director or executive officer of the Company, and Ms. Williams is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Alaska Communications Systems Group, Inc. and Diedre L. Williams effective September 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2019	Alaska Communications Systems Group, Inc.

/s/ Leonard A. Steinberg
Leonard A. Steinberg
Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between Alaska Communications Systems Group, Inc. and Diedre L. Williams effective September 22, 2019.